Exhibit 99.1

Innovaro, Inc. Reports Financial Results for Three Months Ended September 30, 2011

Tampa, FL – (Business Wire) – November 9, 2011 – Innovaro, Inc. (NYSE Amex: INV) today announced that total revenue was $3.4 million for the quarter ended September 30, 2011 as compared to $4.2 million for the quarter ended September 30, 2010 and net loss for the quarter ended September 30, 2011 was ($624,000) as compared to ($13.2 million) for the quarter ended September 30, 2010.

Three Months Ended September 30, 2011 and 2010 Financial Results Summary

•	Total revenue decreased to $3.4 million for the three months ended September 30, 2011 from $4.2 million for the three months ended September 30, 2010.

•	Total operating expenses decreased to $4.5 million for the three months ended September 30, 2011 from $17.2 million for the three months ended September 30, 2010.

•

Net loss for the three months ended September 30, 2011 was ($624,000) and included the following non-cash (income) and expense items: ($513,000) gain on derivative liabilities; $330,000 in non-cash depreciation and amortization; and $140,000 in non-cash stock-based compensation expense related to vesting options. Net loss for the three months ended September 30, 2010 was ($13.2 million), and included the following non-cash (income) expense items: ($776,000) gain on derivative liabilities; $544,000 in non-cash depreciation and amortization; $92,000 in non-cash stock-based compensation expense related to vesting options; and non-cash impairment charges of $11.6 million.

Nine Months ended September 30, 2011 and 2010 Financial Results Summary

•	Total revenue increased to $12.2 million for the nine months ended September 30, 2011 from $9.3 million for the nine months ended September 30, 2010.

•	Strategic Services revenue for the nine months ended September 30, 2011 increased by 57% over the nine months of 2010.

•	Technology Services revenue for the nine months ended September 30, 2011 decreased by 32% over the nine months of 2010.

•	Total operating expenses decreased to $14.9 million for the nine months ended September 30, 2011 from $25.0 million for the nine months ended September 30, 2010.

•

Net loss for the nine months ended September 30, 2011 was ($3.5 million) and included the following non-cash (income) and expense items: $911,000 loss on derivative liabilities; $1,075,000 in non-cash depreciation and amortization; and $408,000 in non-cash stock-based compensation expense related to vesting options. Net loss for the nine months ended September 30, 2010 was ($25.0 million), and included the following non-cash (income) expense items: ($817,000) gain on derivative liabilities; $1.4 million in non-cash depreciation and amortization; and $213,000 in non-cash stock-based compensation expense related to vesting options; and non-cash impairment charges of $11.6 million.

Financial Condition

Our total assets were $24.1 million as of September 30, 2011 and $24.7 million as of December 31, 2010. As of September 30, 2011 we had $1.5 million in cash and cash equivalents, $1.2 million in accounts receivable and contracts in progress, $3.7 million in accounts payable, accrued bonus and accrued expenses and $5.4 million in debt. As of December 31, 2010, we had $263,000 in cash and cash equivalents, $2.0 million in accounts receivable and contracts in progress, $1.5 million in accounts payable and accrued expenses and $5.8 million in debt.

Asa Lanum Innovaro’s CEO stated “I am pleased with our continuing improvement in financial performance. We grew revenue for the First Nine Months of 2011 by 32% over the First Nine Months of 2010. We reduced our controllable expenses, which include salaries and wages, professional fees, sales and marketing, and general and administrative costs for 3rd Quarter 2011 by 17% over 3rd Quarter 2010. These controllable expenses for the Nine Months of 2011 were reduced by 32% over the first Nine Months of 2010. We have seen a reduction in revenue from Strategos as they have completed some major assignments, but do see continuing opportunities in the pipeline for them. Although our sales have decreased in Technology Services, our individual sales productivity and our average sales price in Technology Services has increased. Within our PharmaLicensing Group we have seen an increase in the number of searches in process as well as those being monitored for completion. Our focus for Q4 will be to continue to execute within our Strategos and Technology Services businesses while simultaneously pursuing building our sales capability and customer base for LaunchPad.”

Innovaro, Inc.

Consolidated Balance Sheets

	September 30, 2011 (Unaudited)	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$1,545,942	$262,619
Accounts receivable, net	1,103,502	1,796,454
Contracts in process	131,276	214,734
Available-for-sale securities	110,744	171,139
Prepaid expenses and other assets	520,424	791,432

Total current assets	3,411,888	3,236,378
Cost method investments	95,589	95,589
Equity method investments	303,454	303,454
Note receivable and accrued interest	1,778,000	1,700,000
Fixed assets, net	6,582,665	6,736,567
Goodwill	6,412,538	6,407,640
Intangible assets, net	5,563,532	6,174,792

Total assets	$24,147,666	$24,654,420

LIABILITIES
Current liabilities:
Accounts payable	$934,868	$1,078,088
Accrued expenses	551,513	420,707
Accrued bonus	2,198,530	—
Deferred revenue	987,285	987,624
Current maturities of long-term debt	109,344	433,964

Total current liabilities	4,781,540	2,920,383
Long-term debt, less current maturities	5,282,093	5,358,173
Derivative liabilities	760,368	1,140,005
Deferred tax liability	1,198,177	1,220,687

Total liabilities	12,022,178	10,639,248

EQUITY
Innovaro stockholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 29,000,000 shares authorized; 15,161,274 and 14,631,950 shares issued; 15,041,274 and 14,585,261 shares outstanding at September 30, 2011 and December 31, 2010, respectively	150,413	145,853
Additional paid-in capital	86,718,619	85,024,704
Accumulated deficit	(75,362,144)	(71,829,344)
Accumulated other comprehensive income	93,215	147,922

Total Innovaro stockholders’ equity	11,600,103	13,489,135
Noncontrolling interest	525,385	526,037

Total equity	12,125,488	14,015,172

Total liabilities and equity	$24,147,666	$24,654,420

Innovaro, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2011	2010	2011	2010
Revenue:
Strategic services	$2,899,131	$3,337,416	$10,482,237	$6,684,046
Technology services	521,120	868,998	1,766,225	2,593,574

	3,420,251	4,206,414	12,248,462	9,277,620

Expenses:
Direct costs of revenue – Strategic services	2,756,720	3,125,688	8,913,962	5,301,333
Direct costs of revenue – Technology services	301,729	363,305	1,000,184	1,237,063
Salaries and wages	437,195	648,118	1,247,130	2,117,273
Professional fees	102,025	142,494	287,174	509,591
Research and development	27,936	297,587	661,600	848,241
Sales and marketing	114,070	18,867	228,188	456,744
General and administrative	507,499	593,136	1,535,809	1,770,808
Depreciation and amortization	296,686	388,095	976,871	1,184,503
Impairment loss	—	11,620,708	—	11,620,708

	4,543,860	17,197,998	14,850,918	25,046,264

Other (income) and expense:
Other (income) expense	(598,060)	283,239	631,698	126,850
Interest expense, net	106,348	235,136	329,558	512,374

	(491,712)	518,375	961,256	639,224

Loss before income taxes	(631,897)	(13,509,959)	(3,563,712)	(16,407,868)
Provision for income tax benefit	(7,547)	(300,529)	(23,674)	(390,338)

Net loss	(624,350)	(13,209,430)	(3,540,038)	(16,017,530)

Net loss attributable to the noncontrolling interest	(2,835)	(2,084)	(7,238)	(4,445)

Net loss attributable to Innovaro stockholders	$(621,515)	$(13,207,346)	$(3,532,800)	$(16,013,085)

Net loss attributable to Innovaro stockholders per share: Basic and diluted	$(0.04)	$(0.91)	$(0.24)	$(1.26)

Weighted average shares outstanding: Basic and diluted	15,024,970	14,536,396	15,003,871	12,745,278

Innovaro, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2011	2010
Operating Activities:
Net loss attributable to Innovaro stockholders	$(3,532,800)	$(16,013,085)
Adjustments to reconcile net loss attributable to Innovaro stockholders to net cash flows from operating activities:
Goodwill and intangible asset impairment	—	10,332,628
Fixed asset impairment	—	1,288,080
Net loss attributable to noncontrolling interest	(7,238)	(4,445)
Depreciation and amortization	976,871	1,184,503
Amortization of debt discount from investor warrants	98,832	247,252
Loss on sale and impairment of available-for-sale securities	201	1,136,865
Loss (gain) on derivative liabilities	911,193	(817,609)
Stock-based compensation	407,645	213,360
Deferred income taxes	(23,674)	(390,338)
Other	13,740	(24,974)
Changes in operating assets and liabilities:
Accounts receivable and contracts in process	775,343	(1,318,457)
Prepaid expenses and other assets	218,942	103,604
Deferred revenue	(339)	(599,461)
Accounts payable, accrued expenses and accrued bonus	2,192,701	1,802,353

Net cash flows from operating activities	2,031,417	(2,859,724)

Investing Activities:
Capital expenditures	(34,693)	(39,546)
Capitalization of software development costs	(185,272)	—
Proceeds from sale of available-for-sale securities	—	311,997
Proceeds from redemption of certificates of deposit	—	492,246

Net cash flows from investing activities	(219,965)	764,697

Financing Activities:
Net repayments on bank line of credit	—	(250,000)
Payments on long-term debt	(525,466)	(791,758)
Gross proceeds from private equity securities offering	—	3,799,999
Offering costs paid from private equity securities offering	—	(593,440)

Net cash flows from financing activities	(525,466)	2,164,801

Effect of foreign exchange rates	(2,663)	19,600

Increase in cash and cash equivalents	1,283,323	89,374
Cash and cash equivalents at beginning of period	262,619	2,118,970

Cash and cash equivalents at end of period	$1,545,942	$2,208,344

Conference Call Information

We will host a live conference call at 4:30 p.m. ET today to discuss the results. Investors and analysts are invited to attend the conference call.

Investors and analysts can participate in the call by dialing:

US & Canada: 866-240-5139

UK: 0-800-368-0590

Other International Callers: 713-481-0091

About Innovaro, Inc.

Innovaro is The Innovation Solutions Company. The focus of our business is to help clients innovate and grow. Innovaro offers a comprehensive set of services and software to assure the success of any innovation project, regardless of the size or intent. The Company’s unique combination of consulting services provide innovation expertise, its new LaunchPad software product provides an integrated innovation environment, and technology services provide any business with the innovation support they need to drive success. For more information about Innovaro, please visit our website at www.innovaro.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words such as “expects,” “should,” “believes,” “anticipates” or words of similar import. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements and these factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This press release is available at www.innovaro.com.

Contacts:

Innovaro

Tania Bernier

media@innovaro.com

813-754-4330 x223